EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Captiva Software Corporation (formerly known as ActionPoint, Inc.) of our report dated February 4, 2002, except for Note 12, which is as of March 4, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in ActionPoint Inc.'s Annual Report on Form 10-K/A, for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers LLP

San Jose, California

August 13, 2002